FOR IMMEDIATE RELEASE	For more information contact
May 2, 2006	Kelvin R. Collard
(281) 230-2512

GUNDLE/SLT ENVIRONMENTAL, INC.
ANNOUNCES FIRST QUARTER RESULTS
AND REPORT ON NEW ORDERS AND BACKLOG

HOUSTON (May 2, 2006) - Gundle/SLT Environmental, Inc. (GSE), today reported a net loss of $8,076,000 for the quarter ended March 31, 2006, compared with a net loss of $4,859,000 for the comparable period in 2005.

Revenues for the first quarter of 2006 were $43.8 million, down from $59.7 million for the same quarter of 2005. The decrease in revenues was primarily from lower shipments partially offset by higher sales prices which followed higher raw material costs compared to the prior year first quarter. In the prior year period, U.S. shipments were accelerated to our largest customer that normally would be shipped in the second and third quarters. Also, in 2006 we believe that certain of our customers delayed purchases of product in anticipation of further reductions in raw material costs that have trended down from the high prices from the fourth quarter of 2005. In Europe, shipments were delayed primarily due to severe winter weather conditions in the first quarter of 2006. Partially offsetting this decline were revenues of $4.6 million from the newly acquired Chilean operations.

Samir Badawi, President and Chief Executive Officer, said “Because of the seasonal nature of our business, the first quarter typically reflects a loss from operations. However, this is also typically a strong quarter for incoming orders. We are particularly pleased that our orders were $133.6 million during the first quarter, up 25% over the same quarter last year leading us to expect an increase in revenues in 2006.”

Backlog as of March 31, 2006 was $140.4 million compared with $110.5 million at the same time last year. Backlog was $24.8 million higher in the U.S. and $5.1 million higher in foreign markets, including the backlog from the newly acquired Chilean operations.

Gross profit for the first quarter of 2006 was $2.6 million, compared with $6.9 million in the first quarter of 2005. Gross profit as a percentage of sales and operating revenues, was 6.0% for the first quarter of 2006, compared to 11.5% for the comparable period last year.

Selling, general and administrative expenses were $9.5 million for the first quarter of 2006, compared to $8.5 million in the first quarter of 2005. The increase was primarily from the addition of the Chilean operations, additional marketing and selling activities and stock option compensation resulting from the adoption of SFAS 123R in the first quarter of 2006.

Interest expense of $5.2 million was up $528,000, primarily from higher interest rates compared to the prior year first quarter. As the result of a recently issued SFAS 133 Interpretation, the Company recorded in other expenses $1.4 million for the change in the market value of the interest rate swap during the first quarter of 2006. Prior to this interpretation, we classified the swap as a hedge.

Earnings before interest, taxes, depreciation and amortization, or EBITDA, as adjusted in accordance with the terms of the Company’s credit agreement for its senior credit facility, was a loss of $(1.4 million) for the first quarter of 2006, compared to $3.0 million for the comparable period in 2005.

In April 2006, we were informed by Moody’s Investor Services that our debt ratings have been upgraded. Mr. Badawi stated, “This is great news, it acknowledges the improved financial condition of the Company and improves the return to our bond investors.”

First Quarter Conference Call

The Company will host a conference call on Thursday, May 4, 2006, at 10:00am (ET). This call will discuss results of operations for the first three months of 2006 and answer questions from participants.

Note holders may join in the conference call by dialing 800.967.7184 or, if calling outside the United States 719.457.2633, and enter conference ID# 7365416. The conference call will also be broadcast live over the internet. To access the webcast, go to www.gseworld.com, the investor relations page, at least 15 minutes prior to the start of the call to register and to download and install any necessary audio software.

If you are unable to participate in the live call, the webcast of the conference call will be available at the Web site listed above following the event and will be available until the close of business April 30, 2007.

About Gundle/SLT Environmental, Inc.

Gundle/SLT Environmental, Inc. headquartered in Houston, is a global manufacturer and marketer of geosynthetic lining solutions, products and services used in the containment and management of solids, liquids and gases for organizations engaged in waste management, mining, water and wastewater treatment, and aquaculture.

* * * *
This press release contains certain forward-looking statements as such term is defined in the Private Securities Litigation Reform Act of 1995. When used in this press release the words, “believe”, “expect”, “intend” and words or phrases of similar import, as they relate to GSE or its management, are intended to identify forward-looking statements. Such statements reflect the current risks, uncertainties and assumptions related to certain factors including, among other things, competitive market factors, worldwide manufacturing capacity in the industry, general economic conditions around the world, raw material pricing and supply, governmental regulation and supervision, seasonality, distribution networks and other factors described more fully in GSE’s reports filed with the Securities and Exchange Commission. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those currently believed, expected or intended.

GUNDLE/SLT ENVIRONMENTAL, INC.
CONSOLIDATED STATEMENTS OF LOSS
(in thousands)

	Three Months Ended March 31,
	2006	2005

SALES AND OPERATING REVENUE	$43,767	$59,664
COST OF PRODUCTS & SERVICES	41,160	52,805

GROSS PROFIT	2,607	6,859

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES	9,530	8,474

OPERATING LOSS	(6,923)	(1,615)

OTHER (INCOME) EXPENSES:
INTEREST EXPENSE	5,221	4,693
INTEREST INCOME	(325)	(204)
CHANGE IN FAIR VALUE OF DERIVATIVES	1,395	-
FOREIGN EXCHANGE LOSS	(90)	21
MINORITY INTEREST	(15)	(10)
OTHER (INCOME) EXPENSE, NET	2	50

LOSS BEFORE INCOME TAXES	(13,111)	(6,165)

INCOME TAX BENEFIT	(5,035)	(1,306)

NET LOSS	$(8,076)	$(4,859)

GUNDLE/SLT ENVIRONMENTAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2006	2005

ASSETS

Current Assets	$109,595	$127,011
Property and equipment, net	90,034	91,283
Goodwill and other intangibles, net	83,800	85,360
Other non-current assets	13,010	12,747

Total assets	$296,439	$316,401

LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities	$52,568	$58,683
Long-term debt	163,874	165,650
Other non-current liabilities	17,589	22,437

Shareholder's equity	62,408	69,631

Total liabilities and shareholder's equity	$296,439	$316,401

GUNDLE/SLT ENVIRONMENTAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2006	2005

CASH FLOWS

Cash flows from operating activities	$1,059	$5,115
Cash flows from investing activities	(5,470)	550
Cash flows from financing activities	(3,290)	(70)
Effect of exchange rate changes on cash	71	(210)

Decrease in cash and cash equivalents	(7,630)	5,385
Cash and cash equivalents, beginning of period	21,094	23,716
Cash and cash equivalents, end of period	$13,464	$29,101

Schedule A

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(dollars in millions)

	2006	2005
First Quarter	Q1	Q1

Net income (loss)	$(8.1)	$(4.8)

Interest, net	5.2	4.7
Income tax benefit	(5.0)	(1.3)
Depreciation	2.8	2.6
Amortization	1.4	1.2

EBITDA	(3.7)	2.4

Other items:
Stock compensation under FAS 123R	0.2	-
Sale of PP&E, write-up effect	0.0	0.1
Mark to market derivative valuation	1.4	-
Fair value of assets purchased	0.3
Foreign currency (gains)/losses	(0.1)	-
CHS management fees/expenses	0.5	0.5

Adjusted EBITDA	($1.4)	$3.0

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are presented because they are believed to be frequently used by parties interested in Gundle/SLT Environmental, Inc. (GSE). Management believes that EBITDA and Adjusted EBITDA provide useful information to investors because they facilitate an investor's comparison of GSE's operating results to that of companies with different capital structures and with cost basis in assets that have not been revalued and written-up in an allocation of a recent acquisition's purchase price.

The calculation of Adjusted EBITDA, presented above, is as defined in the credit agreement for GSE's senior credit facility. Adjusted EBITDA is used to measure compliance with covenants in the credit agreement, such as interest coverage and leverage ratio.

EBITDA and Adjusted EBITDA are not measures of financial performance under United States generally accepted accounting principles (US GAAP) and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with US GAAP or as an alternative to cash flow from operating activities as a measure of liquidity.